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                          EXHIBIT 10.1

                         LEGG MASON, INC.

                   1996 Equity Incentive Plan

               NON-QUALIFIED STOCK OPTION AGREEMENT

                               FOR

                   ____________________________

To:  _________________________


      We are pleased to advise you that Legg Mason, Inc. (the "Company") hereby grants to you, subject to your acceptance which shall be indicated by your execution of this Agreement below, an option to purchase, pursuant to the 1996 Equity Incentive Plan (the "Plan"), _________ shares of the Company's Common Stock, $.10 par value each (the "Shares"), at $_____ per share. The date of grant of the option provided hereby shall for all purposes be ________ __, 199_. This option is intended to be a non-qualified stock option for purposes of the Internal Revenue Code.

     This option is subject in all respects to the applicable provisions of the Plan, a complete copy of which has been furnished to you and receipt of which you acknowledge by acceptance of this option. Such provisions are incorporated herein by reference and made a part hereof.

     In addition to the terms, conditions and restrictions set forth in the Plan, all terms, conditions and restrictions set forth in this Agreement, including the following, are applicable to the option granted as evidenced hereby:

     (1) The Company may postpone the issuance and delivery of any Shares until the completion or amendment of any registration or qualification of the Shares, under any federal or state law, rule or regulation which the Company may determine to be necessary or advisable.

     (2) Subject to the provisions of Section (1), in the event that, at the time of issuance of the Shares to you pursuant to exercise of the option provided by this Agreement, there shall not be in effect a current registration statement under the Securities Act of 1933 (the "Act") with respect to such issuance, you shall, prior to issuance of the Shares to you, (a) represent to the Company, in form satisfactory to counsel for the Company, that you are acquiring the Shares for your own account and not with a view to the resale or distribution thereof, and (b) agree that none of the Shares issued to you pursuant to exercise of the option provided hereby may be sold, transferred or otherwise disposed of unless: (i) a registration statement under the Act shall be effective at the time of disposition with respect to the Shares sold, transferred or otherwise disposed of; (ii) the Company shall

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have received an opinion of counsel or other information and representations, satisfactory to it to the effect that registration under the Act is not required by reason of Rule 144 under the Act or otherwise; or (iii) a "no-action" letter shall have been received from the staff of the Securities and Exchange Commission to the effect that such sale, transfer or other disposition may be made without registration.

     (3) This option may not be exercised prior to ________ __, 199_. Thereafter, the option shall be exercisable only as follows:

    (i) During the period of 12 months beginning _________ __, 199_, the option may be exercised to the extent of 25% of the aggregate number of Shares originally covered by the option.

   (ii) During each of the next two successive 12 month periods, the first such period beginning ________ __, 199_, and the second such period beginning _______ __, 199_, the option may be exercised to the extent of an additional 25 percent of the aggregate number of Shares originally covered by the option, and to the extent the right to exercise the option theretofore has accrued and has not been exercised.

  (iii) At any time on and after ________ __, 200_, the option shall be exercisable in full except to the extent it theretofore shall have been exercised.

   (iv) To the extent not exercised, installments shall accumulate and be exercisable by you, in whole or in part, in any subsequent period but not after the expiration of five years from the date of grant of the option. The option will expire at the close of business on ________ __, 200_.

    (v) The Committee may, in its sole discretion, accelerate, to a date not earlier than _________ __, 199_, the time at which any of the deferred installments referred to in this Section (3) may be exercised in whole or in part.

   (vi) Notwithstanding any other provision contained in this Agreement, the option shall become immediately exercisable in full upon the happening of either of the following events: (1) the approval by shareholders of the Company of an agreement to merge or consolidate the Company with or into another corporation (with the Company not surviving) or to sell or otherwise dispose of all or substantially all of its assets and the satisfaction or waiver of all conditions precedent to the closing thereunder; or (2) a determination by the Board of Directors of the Company that in connection with any proposed tender or exchange offer for voting securities of the Company, any person has become the direct or indirect beneficial owner of securities representing 40% or more of the combined voting power of the Company's then outstanding securities; provided, however, that this Section (3)(vi) shall not

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apply in the event that any such proposed merger, consolidation, sale of assets or tender or exchange offer is approved by the affirmative vote of 75% or more of the directors who are members of the Company's Board of Directors prior to the proposal of such merger, consolidation, sale of assets or tender or exchange offer.

     (4) The following provisions shall apply in the event of termination of your employment with the Company or a subsidiary of the Company:

          (i) Except as expressly provided hereinafter in this Section (4), this option may be exercised only if, at all times during the period beginning with the date of grant of the option and ending on the date of such exercise, you were an employee of the Company or a subsidiary of the Company. For purposes of this Section (4), your employment shall not be considered terminated by reason of sick leave or other bona fide leave of absence for a period of 90 days or less. Further, your employment shall not be considered terminated by reason of sick leave or other bona fide of absence for a period longer than 90 days if, and for so long as, your right to continued employment with the Company or any subsidiary is guaranteed by any applicable statute or by contract.

          (ii) Upon the termination of your employment for cause, as determined in the sole discretion of the Committee, your option rights shall expire immediately upon the delivery to you of the notice of your termination.

          (iii) Upon a termination of your employment by reason of permanent and total disability within the meaning of Section 105(d)(4) of the Internal Revenue Code of 1986, as amended, or your retirement under a retirement program of the Company or a subsidiary, your option rights shall be limited to the option shares which were immediately purchasable by you on the date of your termination, and such option rights shall expire unless exercised prior to the first to occur of (A) in the case of total and permanent disability, the expiration of a period of twelve months beginning on the date of your termination, or (B) in the case of retirement, the expiration of a period of three months beginning on the date of your termination, or (C) the option expiration date established in Section (3)(iv) of this Agreement. In the event of your death during the period provided for the exercise of your option rights pursuant to this Subsection (iii), your option rights shall be exercisable for the period provided by Subsection (iv) hereof.

          (iv) Upon the termination of your employment by reason of death, your option rights shall be limited to the option shares which were immediately purchasable by you on the date of your death, and such option rights shall expire unless exercised (by the executor or administrator of your estate or by a person who acquired the right to exercise such option by bequest or

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inheritance or by reason of your death) prior to the first to occur of (A) the expiration of a period of twelve months beginning on the date of your death, or (B) the option expiration date established in Section (3)(iv) of this Agreement.

     (5) Nothing contained in this Agreement shall restrict the right of the Company or any of its subsidiaries to terminate your employment at any time, with or without cause.

     (6) During your lifetime, this option shall be exercisable only by you and shall not be transferable except as provided in Subsection (4)(iv) hereof. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, this option, contrary to the provisions of this Agreement and the Plan, shall be void and of no effect; shall give no right to the purported transferee; and shall result in forfeiture of the option involved in such attempt.

     (7) This option is exercisable solely by written notice to the Company. Each such notice shall:

          (a) state the election to exercise the option and the number of shares in respect of which it is being exercised;

          (b) be signed by you or, in the event of your death or disability, by the party entitled to exercise the option;

          (c) be accompanied by (i) cash, check, bank draft or money order in the amount of the option price payable to the order of the Company or (ii) certificates for Shares (together with duly executed stock powers) with an aggregate value equal to the option price of the Shares being acquired and/or the amount of federal and/or state income tax withholding if you are electing to deliver shares in satisfaction of the option price and/or your withholding obligation or (iii) a combination of the foregoing; and

          (d) state, if the employee so elects, that the Company shall pay federal and/or state income tax withholding due as a result of the exercise by retaining Shares with an aggregate value equal to the amount of such withholding.

     The value of any shares of the Corporation's Common Stock delivered in full or partial payment of the option price and/or federal and/or state income tax withholding, or retained by the Company to satisfy the federal and/or state income tax withholding obligation shall, unless otherwise determined by the Committee subsequent to the date of this Agreement, be determined on the basis of the mean between the high and low prices per share on the New York Stock Exchange on the date preceding the date of delivery or retention, as the case may be, of the shares.

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     For the purposes of the Plan the date of exercise shall be the date on which notice and any required payment shall have been delivered to the Company. You shall not have any of the rights of a stockholder with respect to any of the shares subject to this option until the shares have been issued to you upon the exercise of the option.

     (8) Any notice to be given to the Company (including notice of exercise of all or part of this option) shall be in writing and either hand delivered or mailed to the office of the Secretary of the Company. If mailed, it shall be addressed to the Secretary of the Company at 111 South Calvert Street, Baltimore, Maryland
21202. Any notice given to you shall be addressed to you at your address as reflected on the personnel records of the Company. Either party hereto may hereafter designate a different address by notice to the other. Notice shall be deemed to have been duly delivered when hand delivered or, if mailed, on the day such notice is postmarked.

                                   LEGG MASON, INC.



                                   By:___________________________
                                      Charles A. Bacigalupo
                                      Senior Vice President
                                      and Secretary

     In order to indicate your agreement to such cancellation and your acceptance of the stock option granted by this Agreement subject to the restrictions and upon the terms and conditions set forth above and in the Plan, please execute and immediately return to the Secretary of the Company the enclosed duplicate original of this Agreement. The grant shall be deemed to have been withdrawn if your acceptance has not been received at the office of the Secretary of the Company by 5:00 p.m. on _____________ __, 199_.

ACCEPTED AND AGREED TO:


_________________________
Employee's Signature

_________________________
Date